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                                                                    EXHIBIT 23.2



                              ACCOUNTANTS' CONSENT


The Board of Directors
RFS, Inc.


We consent to incorporation by reference in the Registration Statement (No. 333-03307) on Form S-3 and the Registration Statement (No. 333-19411) on Form S-8 of RFS Hotel Investors, Inc. of our report dated January 23, 1998, relating to the consolidated balance sheets of RFS, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended, which report is incorporated by reference in the 1998 annual report on Form 10-K of RFS Hotel Investors, Inc.



                                                            KPMG LLP




Memphis, Tennessee
March 22, 1999